Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-212688, 333-204331, 333-197992, 333-188446, 333-176144, 333-168672, 333-148188, 333-56670) of Seattle Genetics, Inc., and the Registration Statement on Form S-3 (No. 333-206846) of our report dated February 21, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

February 21, 2017